                                                                       EXHIBIT J

                    REGISTRATION RIGHTS ASSIGNMENT AGREEMENT

         REGISTRATION RIGHTS ASSIGNMENT AGREEMENT, dated as of December 29, 2004 (this "Agreement"), is by and among SHELL US GAS & POWER LLC, a Delaware limited liability company ("Seller"), as assignor, and KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation ("Purchaser"), as assignee.

         WHEREAS, Seller is the owner of 41,000,000 common units representing limited partner interests ("Shell Common Units") in Enterprise Products Partners L.P., a Delaware limited partnership ("Enterprise");

         WHEREAS, Seller is the successor in interest to the rights of Tejas Energy LLC, a Delaware limited liability company, under that certain Registration Rights Agreement dated as of September 17, 1999 by and among Tejas Energy LLC and Enterprise, a copy of which is attached hereto as Exhibit A (the "Registration Rights Agreement");

         WHEREAS, pursuant to Section 2.01 of that certain Common Unit Purchase Agreement of even date herewith by and among Purchaser and Seller, a copy of which is attached hereto as Exhibit B (the "Unit Purchase Agreement"), Seller will sell to Purchaser, and Purchaser will purchase from Seller, (i) certain of the Shell Common Units on the date hereof and (ii) an option to purchase additional Shell Common Units at a later date, in each case subject to the terms and conditions set forth in the Unit Purchase Agreement;

         WHEREAS, as provided for in Section 2.02 of the Unit Purchase Agreement, Seller desires to assign, and Purchaser desires to assume, pursuant to Section 13(e) of the Registration Rights Agreement, certain of Seller's registration rights under the Registration Rights Agreement with respect to the Purchased Units (as defined in the Unit Purchase Agreement);



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         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                  1. Assignment of Registration Rights.

                  (a) Pursuant to the provisions of Section 13(e) of the Registration Rights Agreement, (i) Seller hereby assigns to Purchaser one "demand" registration right under Section 2(a) of the Registration Rights Agreement with respect to the Purchased Units and (ii) Seller hereby agrees that, upon request of Purchaser, Seller and its Affiliates holding Shell Common Units shall join with Purchaser to the extent necessary such that Purchaser, Seller and its Affiliates, collectively, shall constitute "Required Unitholders" when making a request pursuant to Section 2(a) of the Registration Rights Agreement for Enterprise to effect registration under the Securities Act of the Purchased Units.

                  (b) The registration right assigned to Purchaser pursuant to this Section 1 shall be exercised, if at all, solely in the discretion of Purchaser.

                  (c) The registration right assigned to Purchaser pursuant to this Section 1 shall terminate and the assignment of rights herein be null and void if on or before the date that is 150 days after the First Closing Date (as defined in the Unit Purchase Agreement): (i) all of the Purchased Units then held by Purchaser shall have been included in an effective registration statement filed by Enterprise with the Commission on a form suitable for the public resale of such Purchased Units and naming Purchaser as a "Selling Unitholder" therein, and Enterprise is obligated under the Registration Rights Agreement or has otherwise agreed in writing to maintain the effectiveness of such registration statement for a period of time expiring not earlier than the date that is one (1) year from the First Closing Date (as defined in the Unit Purchase Agreement); (ii) Seller shall have requested Enterprise to effect the registration under the Securities Act of all of the Purchased Units pursuant to
Section 2(a) of the Registration Rights Agreement, along with such number of Shell Common Units as Seller may request, and Enterprise is obligated under the Registration Rights Agreement or has otherwise agreed in writing to maintain the effectiveness of such registration statement for a period of time expiring not earlier than the date that is one (1) year from the First



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Closing Date; or (iii) all of the Purchased Units shall have been exchanged for
Registered Common Units pursuant to Section 2.09 of the Unit Purchase Agreement.

                  (d) The registration right assigned to Purchaser pursuant to this Section 1 shall terminate and the assignment of rights herein be null and void from and after the first date that the Purchased Units may be sold by Purchaser under subsection (k) of Rule 144 or otherwise may be sold by Purchaser under Rule 144 without limitation as to any of timing, volume or manner of sale.

                  2. Obligations of Purchaser. On the date hereof, Purchaser shall execute and deliver to Enterprise a counterpart of the Registration Rights Agreement, a form of which is attached as Exhibit C hereto, agreeing to be treated as a "Unitholder" (as defined in the Registration Rights Agreement) with respect to the registration of the Purchased Units. Upon execution of such counterpart pursuant to Section 13(e) of the Registration Rights Agreement, solely to the extent necessary to effect the assignment of rights provided for in Section 1 hereof, (i) Purchaser shall have the benefits of and shall be subject to the restrictions contained in the Registration Rights Agreement as if Purchaser was originally included in the definition of a "Unitholder" thereunder and had originally been a party thereto and (ii) the Purchased Units shall be deemed to constitute "Registrable Securities" for purposes of the Registration Rights Agreement; provided, however, that any Purchased Units shall cease to constitute "Registrable Securities" if (A) a registration statement with respect to the sale of such Purchased Units shall have become effective under the Securities Act and such Purchased Units shall have been disposed of by Purchaser in accordance with such registration statement, (B) such Purchased Units shall have been sold pursuant to Rule 144 or (C) such Purchased Units shall have ceased to be outstanding.

                  3. Restrictions. Except as expressly set forth herein, the Registration Rights Agreement remains in full force and effect in accordance with its terms, and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Registration Rights Agreement (or a consent to any such waiver, amendment, modification or other change) by Seller, (ii) to prejudice any right which Seller may have under the Registration



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Rights Agreement, or (iii) to entitle Enterprise to a waiver, modification or other change of any term, condition or provisions of the Registration Rights Agreement (or a consent to such waiver, amendment, modification or other change), or to a consent, in the future in similar or different circumstances.

                  4. Communications. All notices and communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

                  If to Purchaser:

                       Kayne Anderson MLP Investment Company
                       1800 Avenue of the Stars, Second Floor
                       Los Angeles, CA  90067
                       Attention:  David Shladovsky
                       Telephone:  (310) 284-6438
                       Facsimile:  (310) 284-6444

                       With a copy to:

                       Kayne Anderson MLP Investment Company
                       1100 Louisiana Street, Suite 4550
                       Houston, TX 77002
                       Attention: Kevin McCarthy
                       Telephone:  (713) 655-7357
                       Facsimile:  (713) 655-7359

                  If to Seller:

                       Shell US Gas & Power LLC
                       1301 McKinney Street, Suite 700
                       Houston, Texas 77010
                       Attention: L.B.D. Strebel
                       Telephone: (713) 230-7574
                       Facsimile: (713) 265-2574

or to such other address as Purchaser or Seller may designate in writing. All notices and communications shall be deemed to have been duly given:



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at the time delivered by hand, if personally delivered; upon actual receipt, if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

                  5. Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  6. Amendment; Termination. Except as otherwise provided herein, this Agreement may be amended, modified or terminated only by a written instrument duly executed by each party hereto. Upon termination, this Agreement shall forthwith become null and void and there shall be no liability hereunder on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

                  7. Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                  8. Defined Terms. Defined terms used but not defined herein or in the Unit Purchase Agreement shall have the meanings set forth in the Registration Rights Agreement.

                  9. Assignment. Subject to the terms of the Registration Rights Agreement, all or any portion of the rights assigned by Seller to Purchaser hereunder may be transferred or assigned by Purchaser.



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         IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                  KAYNE ANDERSON MLP INVESTMENT COMPANY


                                  By: /s/ David Shladovsky
                                     -------------------------------------------
                                     Name: David Shladovsky
                                     Title: Senior Managing Director
                                     and General Counsel


                                  SHELL US GAS & POWER LLC


                                  By: /s/ L.B.D. Strebel
                                     -------------------------------------------
                                     Name: L.B.D. Strebel
                                     Title: Vice President, Portfolio Management




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



                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                  See Attached

                                    EXHIBIT B

                             UNIT PURCHASE AGREEMENT

                                  See Attached

                                    EXHIBIT C

                  COUNTERPART TO REGISTRATION RIGHTS AGREEMENT

                                  See Attached

                                   COUNTERPART
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


         This COUNTERPART TO REGISTRATION RIGHTS AGREEMENT is made as of December 29, 2004.

         WHEREAS, KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation ("Purchaser"), is purchasing certain common units representing limited partnership interests in Enterprise Products Partners L.P. ("Enterprise") from SHELL US GAS & POWER LLC, a Delaware limited liability company ("Seller"), pursuant to that certain Common Unit Purchase Agreement by and among Purchaser and Seller of even date herewith (the "Unit Purchase Agreement");

         WHEREAS, Seller is the successor in interest to the rights of Tejas Energy LLC, a Delaware limited liability company, under that certain Registration Rights Agreement dated as of September 17, 1999 by and among Tejas Energy LLC and Enterprise (the "Registration Rights Agreement");

         WHEREAS, Seller desires to assign, and Purchaser desires to assume, pursuant to Section 13(e) of the Registration Rights Agreement, certain of Seller's registration rights under the Registration Rights Agreement with respect to all common units that may be purchased by Purchaser under the Unit Purchase Agreement (collectively, the "Purchased Units");

         WHEREAS, an assignment of rights pursuant to Section 13(e) of the Registration Rights Agreement requires, among other things, that the transferee execute a counterpart to the Registration Rights Agreement and that Enterprise be given written notice of such transfer;

         NOW THEREFORE, Purchaser (i) is executing this counterpart signature to the Registration Rights Agreement pursuant to Section 13(e) thereof and (ii) hereby certifies to Enterprise as follows:

               1. The purchase and sale of the Purchased Units pursuant to the Unit Purchase Agreement is a transfer effected in accordance with applicable securities laws.

               2. By its signature below, Purchaser hereby executes this Counterpart to the Registration Rights Agreement and agrees to be treated as a "Unitholder" under the Registration Rights Agreement, with the full benefits of and subject to the restrictions contained in the Registration Rights Agreement as if Purchaser was originally included in the definition of "Unitholder" thereunder and had originally been a party thereto.

               3. Attached hereto are true and correct copies of the Registration Rights Assignment Agreement and the Unit Purchase Agreement. Such documents identify the Registrable Securities with respect to which Seller has assigned its registration rights, and the terms and conditions of such assignment.

               4. The name and address of Purchaser for purposes of notices to be given under the Registration Rights Agreement is as follows:

                    Kayne Anderson MLP Investment Company
                    1800 Avenue of the Stars, Second Floor
                    Los Angeles, CA  90067
                    Attention:  David Shladovsky
                    Telephone:  (310) 284-6438
                    Facsimile:  (310) 284-6444

                    With a copy to:

                    Kayne Anderson MLP Investment Company
                    1100 Louisiana Street, Suite 4550
                    Houston, TX 77002
                    Attention: Kevin McCarthy
                    Telephone:  (713) 655-7357
                    Facsimile:  (713) 655-7359

                  The certification in Paragraph 1 above is made in reliance on the representations and warranties of Seller contained in the Unit Purchase Agreement.

                  Capitalized terms used but not defined herein have the meanings given them in the Registration Rights Agreement.

                              KAYNE ANDERSON MLP INVESTMENT COMPANY

                              By: /s/ David Shladovsky
                                 -----------------------------------------------
                                 Name: David Shladovsky
                                 Title: Senior Managing Director
                                 and General Counsel